                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES AND
                    EXCHANGE ACT OF 1934 (AMENDMENT NO     )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
    RULE 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Proxy Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240a-12

                               Cell Pathways, Inc.
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               (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement , if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)      Title of each class of securities to which the transaction applies:

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(2)      Aggregate number of securities to which transaction applies:

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(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set for the amount on which the filing fee is calculated and state how it was determined):

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(4)      Proposed maximum aggregate value of transaction:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:

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(2)      Form, Schedule or Registration Statement No.:

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(4)      Date Filed:

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

                              CELL PATHWAYS, INC.
                              702 ELECTRONIC DRIVE
                          HORSHAM, PENNSYLVANIA 19044

                                                                  April 18, 2000

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Cell Pathways, Inc. which will be held on May 31, 2000 at 10:00 a.m. at the Four Seasons Hotel, One Logan Square, 18th Street and Benjamin Franklin Parkway, Philadelphia, Pennsylvania.

     At this year's meeting, you will be asked to elect three directors to serve terms of three years each; to approve an amendment to the Company's stock option plan authorizing additional shares for awards under the plan; to adopt an amendment to the Certificate of Incorporation increasing the number of authorized shares of capital stock of the Company; and to ratify the selection of the Company's independent auditors.

     The Notice of Annual Meeting of Stockholders, Proxy Statement, form of proxy and 1999 Annual Report to Stockholders are included with this letter.

     Upon adjournment of the meeting, the directors and officers of the Company will be available to confer informally with stockholders.

     We hope that many of you will be with us. Whether or not you plan to attend, please sign, date and return your proxy promptly in the enclosed envelope.

                                          Sincerely yours,

                                          /s/ Robert J. Towarnicki
                                          Robert J. Towarnicki
                                          President and Chief Executive Officer

                              CELL PATHWAYS, INC.
                              702 ELECTRONIC DRIVE
                          HORSHAM, PENNSYLVANIA 19044

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 31, 2000

To the Stockholders of Cell Pathways, Inc.:

     The 2000 Annual Meeting of Stockholders of Cell Pathways, Inc. will be held at the Four Seasons Hotel, One Logan Square, 18th Street and Benjamin Franklin Parkway, Philadelphia, Pennsylvania on Wednesday, the 31st day of May at 10:00 a.m. Eastern Daylight Time, for the purpose of asking the stockholders to:

     (1) Elect three directors for terms of three years each;

     (2) Consider and act upon an amendment to the Cell Pathways, Inc. 1997 Equity Incentive Plan to increase the number of shares authorized for awards under the plan from 2,350,000 to 5,600,000;

     (3) Consider and act upon an amendment to Article IV of the Certificate of Incorporation to increase the authorized capital stock of the Company to 150,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, for a total of 160,000,000 total authorized shares;

     (4) Ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the year 2000; and

     (5) Consider and act upon such other business as may properly come before the meeting.

     Stockholders of record at the close of business on April 3, 2000 will be entitled to vote at the meeting. The date of mailing this Notice of Meeting and Proxy Statement is on or about April 18, 2000.

                                          By order of the Board of Directors

                                          Richard H. Troy
                                          Secretary

Horsham, Pennsylvania
April 18, 2000

                                   IMPORTANT

            WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON,
         PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY
                     IN THE ENCLOSED POSTAGE PAID ENVELOPE.

          THE COMPANY'S 1999 ANNUAL REPORT TO STOCKHOLDERS ACCOMPANIES
                     THE PROXY STATEMENT AND FORM OF PROXY.

                              CELL PATHWAYS, INC.
                              702 ELECTRONIC DRIVE
                          HORSHAM, PENNSYLVANIA 19044

                                PROXY STATEMENT

SOLICITATION OF PROXY

     The enclosed proxy is solicited by the Board of Directors (the "Board") of Cell Pathways, Inc., (the "Company" or "CPI") for use at the Annual Meeting of Stockholders to be held on May 31, 2000 at 10:00 a.m. at the Four Seasons Hotel, One Logan Square, 18th Street and Benjamin Franklin Parkway, Philadelphia, Pennsylvania, including any adjournment or rescheduling thereof (the "Annual Meeting"). A copy of the Notice of the Annual Meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on or about April 18, 2000.

     Whether or not you plan to attend the Annual Meeting, the Board respectfully requests the privilege of voting on your behalf and urges you to sign, date and return the enclosed proxy. By doing so you will, unless such proxy is subsequently revoked by you, authorize the persons named therein, or any of them, to act on your behalf at the Annual Meeting.

     Any stockholder who submits a proxy may revoke it by giving a written notice of revocation to the Secretary, or by submitting a duly executed proxy bearing a later date, at or before the Annual Meeting and before the proxy is voted.

MATTERS PROPOSED FOR VOTE OF THE STOCKHOLDERS AT THE ANNUAL MEETING

     The following matters will be proposed to the stockholders at the Annual
Meeting:

     1. Election of three directors to serve for terms of three years each and until their respective successors are elected and qualified.

     2. Approval of an amendment to the Cell Pathways, Inc. 1997 Equity Incentive Plan to increase the number of shares authorized for awards under the plan since its inception in 1993 from 2,350,000 to 5,600,000.

     3. Adoption of an amendment to Article IV of the Certificate of Incorporation of the Company to increase the number of shares of Common Stock authorized for issuance from 70,000,000 to 150,000,000 and the number of shares of Preferred Stock authorized for issuance from 5,000,000 to 10,000,000, for a total of 160,000,000 authorized shares.

     4. Ratification of the selection of Arthur Andersen LLP as independent auditors of the Company for 2000.

SHARES OUTSTANDING; VOTING

     Shares represented by valid proxies in the accompanying form, and not revoked prior to exercise, will be voted in accordance with the instructions indicated thereon. If no contrary instruction is indicated, shares represented by such proxies will be voted FOR the election of the individuals herein nominated for directors, FOR the approval of the amendment to the 1997 Equity Incentive Plan, FOR the adoption of the amendment to the Certificate of Incorporation, and FOR the ratification of the selection of the Company's independent auditors. The Company does not know of any other matters that will be presented at the meeting. However, if any other matters properly come before the meeting, or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters. If a director nominee is unable to serve or for good cause will not serve, the proxies will be voted for such substitute nominee as the board of directors may propose; the Company has no reason to believe that this contingency may arise in connection with this Annual Meeting.

     Only holders of shares of the Common Stock of the Company (the "Common Stock") at the close of business on April 3, 2000, the record date for the 2000 Annual Meeting, will be entitled to vote at the Annual Meeting. On April 3, 2000, the outstanding stock of the Company entitled to vote consisted of 27,506,499 shares of Common Stock, with each such share entitled to one vote. Appearance at the Annual Meeting in person or by proxy of the holders of Common Stock entitled to cast 13,753,250 votes is required for a quorum. Shares represented by abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. A broker "non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on the matter from the customer, is barred by applicable rules from exercising discretionary voting authority in the matter, and so indicates on the proxy. The following paragraphs set forth the vote of eligible shares required for each proposal, assuming the presence of a quorum.

     With respect to Proposal No. 1, directors will be elected by a plurality of the votes cast. This means that the director nominee with the most affirmative votes for a particular slot is elected for that slot. In an uncontested election for directors, the plurality requirement is not a factor. Abstentions will not negatively affect the election of candidates receiving the plurality of votes.

     With respect to Proposal No. 2, the proposed amendment to the 1997 Equity Incentive Plan, action of stockholders will be taken by a majority of the votes cast, excluding abstentions and broker non-votes. Abstentions and broker non-votes will be treated as not voted and will not be counted as votes for or against the proposal. Unless a beneficial owner provides his broker with voting instructions, a broker non-vote occurs and the shares cannot be voted by the broker on this proposal.

     With respect to Proposal No. 3, the proposed amendment to Article IV of the Certificate of Incorporation, action of the stockholders requires the affirmative vote of a majority of the shares outstanding and entitled to vote, or at least 13,753,250 votes. Abstentions and broker non-votes will be treated as not voted in such matters and will not be counted as votes for or against such proposal. Unless a beneficial owner provides his broker with voting instructions, a broker non-vote occurs and the shares cannot be voted by the broker on this proposal. The failure of abstentions and broker non-votes to be counted will negatively affect ratification of the proposed amendment by virtue of not being counted toward achieving an affirmative vote of a majority of the shares outstanding and entitled to vote.

     With respect to Proposal No. 4, ratification of the selection of Arthur Andersen LLP as independent auditors for the year 2000, action of the stockholders will be taken by a majority of the votes cast, excluding abstentions.

     If any additional matters should properly come before the meeting, then, except as otherwise provided by law or by the Certificate of Incorporation or Bylaws of the Company with respect to particular types of matters, action of the stockholders would be taken by a majority of the votes cast at the meeting, excluding abstentions which would not be counted as votes for or against.

     Your vote is important. Accordingly, you are asked to complete, sign and return the accompanying proxy card (or voting instruction sheet for your broker or other nominee), whether or not you plan to attend the meeting. If you plan to attend the meeting to vote in person and your shares are registered with the Company's transfer agent in the name of a broker or other nominee, you must secure a proxy card from the broker or other nominee assigning voting rights to you for your shares.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes, Class I, Class II and Class III. Each class consists as nearly as may be possible of one-third of the total number of directors, and one class is elected each year for a three-year term. The terms of the Class II directors expire at the 2000 Annual Meeting and their successors are to be elected at the 2000 Annual Meeting for three-year terms expiring at the Annual Meeting of 2003. The terms of the Class I and Class III directors expire at the Annual Meetings of 2002 and 2001, respectively.

     The nominees for election as Class II directors of the Company are William
A. Boeger, John J. Gibbons and Louis M. Weiner, M.D.

     The following information is provided for the three nominees proposed to be elected as Class II directors, and also for the continuing Class I and Class III directors. All of such nominees and Class I and Class III directors were elected by the Company's stockholders, except for Messrs. Gibbons and Weiner who were elected by the Company's Board of Directors as Class II directors for terms expiring at the Annual Meeting of 2000 in accordance with the terms of the Agreement and Plan of Reorganization dated June 23, 1998 pursuant to which the Company acquired Tseng Labs, Inc.

                                                  DIRECTOR
                  NAME                     AGE     SINCE              POSITION WITH THE COMPANY
                  ----                     ---    --------            -------------------------
NOMINEES FOR CLASS II DIRECTORS:
  William A. Boeger(1,2).................  50       1992      Chairman of the Board of Directors
  John J. Gibbons(1,2)...................  61       1998      Director
  Louis M. Weiner........................  48       1998      Director
CONTINUING CLASS I DIRECTORS:
  Thomas M. Gibson(1)....................  73       1996      Director
  Bruce R. Ross(2).......................  59       1998      Director
CONTINUING CLASS III DIRECTORS:
  Judith A. Hemberger(2).................  52       1998      Director
  Robert J. Towarnicki...................  48       1996      Director; Chief Executive Officer and
                                                              President of the Company
  Richard H. Troy........................  62       1992      Director; Senior Vice President --
                                                              Corporate Development, General Counsel
                                                              and Secretary of the Company

---------------
(1) Member of the Audit Committee

(2) Member of the Compensation and Stock Option Committee

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors unanimously recommends a vote FOR election of the nominees for Class II Directors.

THE BOARD OF DIRECTORS

     William A. Boeger, 50, has served as Chairman of the Board of Directors of the Company since September 1996 and as a Director since December 1992. Mr. Boeger is a managing general partner of Quest Ventures. From 1994 to 1999 he served as President and Chief Executive Officer of Calypte Biomedical Corporation, and served as Chairman of the Board of Calypte from 1993 to 1999. Since 1986 he has been Managing General Partner of Quest Ventures II, a venture capital company that he founded. From 1980 to 1986, Mr. Boeger was employed by Continental Capital Ventures, a venture capital fund focused on early stage technology companies, where he attained the position of General Partner. Mr. Boeger is also a director of Iridex Corporation, Chronix Biomedical, and Pepgen Biomedical.

     John J. Gibbons, 61, has served as a Director since November of 1998. He was the President, Chief Executive Officer and Chairman of Tseng Labs, Inc. from November 1997 until the acquisition of Tseng Labs, Inc. by the Company in November 1998. From December 1996 until November 1997, Mr. Gibbons was Executive Vice President and Chief Operating Officer of Tseng Labs, Inc. From January 1996 to November 1996, Mr. Gibbons served as a consultant to Tseng. Mr. Gibbons served as Tseng's Chief Financial Officer from January 1989 to May 1991, and as a Vice-Chairman from May 1991 to December 1995. Mr. Gibbons was a director of Tseng from 1983 through November 1998. Tseng was a supplier of video graphic controller chips to the computer industry. Mr. Gibbons is the Chief Executive Officer of John J. Gibbons & Co., Inc., a financial consulting firm founded by him in 1979.

     Thomas M. Gibson, 73, has served as a Director of the Company since August 1996. From 1947 to 1992 he served with Gibson Electric Company, Inc., of which he was Chief Executive Officer at the time of his retirement. He served as President of Jupiter Electric Company, Inc. until 1996 and has served as President of Integrated Technologies Development Corporation since 1995. In the early 1980s he co-founded Gibson Information Systems, a data service bureau which he sold in 1986. He is President of Thomas Gibson, Inc. management consultants.

     Judith A. Hemberger, Ph.D., 52, has served as a director of the Company since June 1998. She is Executive Vice President and Chief Operating Officer of Pharmion Corporation. From 1998 to 1999 she served as Senior Vice President, Business and Planning, Avax Technologies, Inc. From 1979 to 1997, she served with Marion Merrell Dow Inc., most recently as Senior Vice President, Global Regulatory Affairs (1995-1997), and Vice President, Global Medical Affairs and Commercial Development (1994-1995). She is a member of the Board of Directors of Schein Pharmaceutical Company, the International Board of Directors of Pharmaceutical Research Associates and Regulatory/Clinical Consultants, Inc. Since 1985, she has been Adjunct Associate Professor, Division of Pharmacology, University of Missouri at Kansas City School of Pharmacy.

     Bruce R. Ross, 59, has served as a Director of the Company since January 1998. From 1994 to 1997, he served as Chief Executive Officer of The National Comprehensive Cancer Network, an association of fifteen U.S. cancer centers. From 1976 to 1994, he held various positions with Bristol-Myers Squibb Company, including as Senior Vice President, Policy, Planning and Development of the U.S. Pharmaceutical Group from 1993 to 1994 and as President of the U.S. Pharmaceutical Group from 1990 to 1992. He is a director of Idec Pharmaceuticals, Inc. and of the Fox Chase Cancer Center and is President of Cancer Rx, Inc.

     Robert J. Towarnicki, 48, has served as Chief Executive Officer and a Director of the Company since October 1996 and as President of the Company since January 1998. Prior to joining the Company, from 1992 to 1996, he served as President, Chief Operating Officer, a Director and most recently as Executive Vice President of Integra LifeSciences Corporation, which is the publicly held parent firm for a group of biotechnology and medical device companies including Collatech, Inc., ABS LifeSciences Inc., Telios Pharmaceuticals, Inc. and Vitaphore Corporation. In addition, from 1991 to 1992, he served as Founder, President and Chief Executive Officer of MediRel, Inc. From 1989 to 1991, he was General Manager of Focus/MRL, Inc.; from 1985 to 1989, he was Vice President of Development and Operations for Collagen Corporation; and from 1974 to 1985, he held a variety of operations management positions at Pfizer, Inc. and Merck & Co., Inc.

     Richard H. Troy, 62, has served as Senior Vice President -- Corporate Development of the Company since November 1997, Vice President -- Finance, Law and Administration from January 1993 until November 1997, and General Counsel, Secretary and a Director of the Company since December 1992. He has been an advisor to the Company since its inception in 1990, and he is a Director and President of FGN, Inc., the predecessor partnership's first general partner and a principal stockholder of the Company. Prior to joining the Company, from 1990 to 1992, he served as Vice President and Associate General Counsel of UST, Inc. From 1973 to 1990, he worked at Combustion Engineering, Inc., most recently as Vice President and Deputy General Counsel. From 1964 to 1973, he practiced law with the firm of Shearman & Sterling in New York City.

     Louis M. Weiner, M.D., 48, has served as a director of the Company and as a member of the Company's Scientific Advisory Board since the latter part of 1998. He has served as the Chairman of the Department of Medical Oncology, Division of Medical Science at Fox Chase Cancer Center since 1994 and has been on staff at Fox Chase Cancer Center since 1984. Since 1995, Dr. Weiner has been a Professor in the Department of Medicine, Temple University School of Medicine. Since 1995, he has chaired the Biologic Response Modifiers Committee of the Eastern Cooperative Oncology Group.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 1999, the Board of Directors held nine board meetings and seven committee meetings. All directors were able to attend at least 75% of the meetings of the board and of the committees of which they were members, with the exception of Dr. Weiner and Mr. Ross who would have been able to participate in over 75% of said meetings had planned telephone connections to conference and other facilities functioned as anticipated.

     The Compensation and Stock Option Committee of the Board of Directors determines the salaries and bonuses of the elected officers of the Company and administers the 1997 Equity Incentive Plan. This committee met five times in 1999. The Audit Committee of the Board of Directors confers with the Company's outside auditors with respect to the scope and results of the annual audit and other matters affecting the audit and reviews with the auditors and Company personnel the financial statements and matters pertaining to the internal accounting function. This committee met twice during 1999. The Compensation and Stock Option Committee consists of Directors Boeger, Gibbons, Hemberger and Ross. The Audit Committee consists of Directors Boeger, Gibbons and Gibson. The Board of Directors selects nominees for election to the Board and has not formed a Nominating Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No director who served as a member of the Compensation and Stock Option Committee during 1999 is a current or former officer or employee of the Company. The following directors served on the committee for at least part of 1999:
Boeger, Gibbons, Hemberger, Quy, Ross and Schiff. Mr. Gibbons was chief executive officer of Tseng Labs, Inc. at the time Tseng was acquired by the Company in November 1998. Prior to the acquisition, Tseng had sold its business and was a cash shell. Mr. Gibbons has not served as an officer, employee or consultant of the Company or any subsidiary since the closing of the acquisition.

COMPENSATION OF DIRECTORS

     The Company's non-employee directors do not currently receive any compensation for service on the Board or any committee thereof other than pursuant to the 1997 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Directors are reimbursed for certain expenses in connection with attendance at CPI Board and committee meetings. Directors who are employees of CPI do not receive separate compensation for their services as directors.

     The Directors' Plan was adopted by the Board on October 14, 1997 and approved by the Company's stockholders shortly thereafter. This Plan provides for the automatic grant of options to purchase shares of Company Common Stock to non-employee directors of the Company. The Directors' Plan is administered by the Board, unless the Board delegates administration to a committee.

     Each person who first becomes a Non-Employee Director is automatically granted an option to purchase 18,157 shares of Common Stock (the "Inaugural Grant"). In addition, on the date of each annual stockholder meeting, each Non-Employee Director who has served at least one full year as director is automatically granted an option to purchase 5,447 shares of CPI Common Stock (the "Anniversary Grant"). Options subject to an Inaugural Grant under the Directors' Plan vest in three equal, annual installments commencing on the first anniversary of the date of the grant of the option. Options subject to an Anniversary Grant under the Directors' Plan vest in full on the first anniversary of the date of the grant of the option. The vesting of options under the Directors' Plan is conditioned on the continued service of the recipient as a director, employee or consultant of CPI or any affiliate of the CPI through the respective vesting dates.

     The exercise price of the options granted under the Directors' Plan is equal to the fair market value of CPI Common Stock granted on the date of grant. No option granted under the Directors' Plan may be exercised after the expiration of 10 years from the date it was granted. In the event of certain changes of control, options outstanding under the Directors' Plan will automatically become fully vested and will terminate if not exercised prior to such change of control.

     At the time Dr. Weiner agreed to become a member of the Board of Directors, he also agreed to become a member of the Company's Scientific Advisory Board. In the latter capacity, Dr. Weiner received a stock option, vesting over three years, to acquire 13,750 shares of Common Stock at $6.60 per share, and is compensated at the rate of $4,000 per quarter.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of January 31, 2000 as to each person who owns more than five percent of the outstanding Common Stock of the Company and each person who is a director or executive officer of the Company, and all directors and executive officers as a group.

                                                                 AMOUNT AND NATURE
BENEFICIAL OWNER AND ADDRESS(1)                               OF BENEFICIAL OWNERSHIP    PERCENT
-------------------------------                               -----------------------    -------
Gem Capital Management, Inc.(2).............................         1,780,939             6.8%
  70 East 55th Street, 12th Floor
  New York, NY 10022
FGN, Inc....................................................         1,772,186             6.7%
  c/o Mayer, Brown & Platt
  190 S. LaSalle Street
  Chicago, IL 60603
  Attn: Michael P. Cannon, Esq.
Morgan Stanley Dean Witter & Co.(3).........................         2,757,179            10.1%
  1585 Broadway
  New York, NY 10036
William A. Boeger(4)........................................           340,741             1.3%
John J. Gibbons(5)..........................................           114,088               *
Thomas M. Gibson(6).........................................           129,172               *
Lloyd G. Glenn(7)...........................................            18,291               *
Brian J. Hayden(8)..........................................            65,004               *
Judith A. Hemberger, Ph.D(9)................................             8,687               *
Rifat Pamukcu, M.D.(10).....................................           407,338             1.7%
Bruce R. Ross(11)...........................................            12,105               *
Robert J. Towarnicki(12)....................................           267,469             1.1%
Richard H. Troy(13).........................................         2,101,221             8.0%
Louis M. Weiner, M.D.(14)...................................            10,635               *
All executive officers and directors (11 persons)(15).......         3,474,751            13.0%

---------------
  * Indicates beneficial ownership of less than one percent.

  ** The address of the directors and executive officers is 702 Electronic
     Drive, Horsham, PA 19044.

 (1) This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 26,246,740 shares of Common Stock outstanding as of January 31, 2000, adjusted as required by the rules promulgated by the Securities and Exchange Commission.

 (2) Includes 1,726,885 shares beneficially owned by Oak Tree Partners, L.P., an entity that may be deemed an affiliate of Gem Capital Management, Inc. and 54,054 shares beneficially owned by Gem Capital Management, Inc. Profit Sharing Plan. Gem Capital Management, Inc. disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein.

 (3) Represents shares held by funds managed by Morgan Stanley Dean Witter & Co. and their affiliates and includes warrants to purchase 1,000,000 shares of Common Stock at $14 per share.

 (4) Includes 13,379 shares and options to purchase 10,894 shares owned of record by Mr. Boeger, 187,982 shares owned of record by Quest Ventures II and 128,486 shares owned of record by Quest Ventures International. Mr. Boeger is a managing general partner of Quest Ventures II and Quest Ventures International, and may be deemed to share voting and investment power with respect to such shares. Mr. Boeger disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

 (5) Includes options to purchase 114,084 shares of Common Stock.

 (6) Includes options to purchase 10,894 shares and warrants to purchase 1,288 shares beneficially owned by Thomas M. Gibson and 106,690 shares in the Thomas M. Gibson Trust established by Thomas M. Gibson.

 (7) Includes options to purchase 12,500 shares.

 (8) Includes options to purchase 64,487 shares.

 (9) Includes 635 shares owned jointly with Ms. Hemberger's mother, and options to purchase 6,052 shares of Common Stock.

(10) Includes options to purchase 116,362 shares, 27,500 of which are unvested and would currently be subject to a repurchase option by CPI.

(11) Represents options to purchase 12,105 shares.

(12) Includes options to purchase 84,000 shares. Also includes 3,678 shares beneficially owned by Mr. Towarnicki's son and 3,678 shares owned by Mr. Towarnicki's daughter, with respect to which shares Mr. Towarnicki disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(13) Includes 17,500 shares subject to repurchase by CPI, options to purchase 20,000 shares. Also includes 32,000 shares beneficially owned by Mr. Troy's spouse, Elizabeth N. Troy, and 24,000 shares beneficially owned by Mr. Troy's daughter, Elizabeth D. Troy, as well as 1,772,186 shares owned of record by FGN, Inc., of which Mr. Troy is a director and the President. Mr. Troy may be deemed to share voting and investment power with respect to such 56,000 shares beneficially owned by his spouse and daughter and to such 1,772,186 shares beneficially owned by FGN, Inc.; however, Mr. Troy disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(14) Represents options to purchase 10,635 shares.

(15) Includes shares and options or warrants to purchase 498,301 shares held by directors and executive officers of the Company. See Notes 4 through 13 above.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER AND EXECUTIVE OFFICERS OF THE
COMPANY

     The following table sets forth for the fiscal years ended December 31, 1999, 1998 and 1997, the compensation for services rendered to the Company awarded or paid to, or earned by, the Chief Executive Officer and each executive officer of the Company who was serving as of the end of the 1999 fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM COMPENSATION
                                                                            -------------------------
                                               ANNUAL COMPENSATION          SECURITIES       ALL
                                        ---------------------------------   UNDERLYING      OTHER
NAME AND PRINCIPAL POSITION             FISCAL YEAR    SALARY     BONUS      OPTIONS     COMPENSATION
---------------------------             -----------   --------   --------   ----------   ------------
Robert J. Towarnicki..................     1999       $260,000   $ 75,000         --       $    --
  Chief Executive Officer;                 1998        195,000    115,000    120,000        25,000(1)
  President                                1997        175,000     40,000    100,000            --

Rifat Pamukcu, M.D....................     1999        195,000     52,500         --            --
  Chief Scientific Officer;                1998        175,000     75,000     80,000            --
  Senior Vice President --                 1997        145,000     25,000     25,000            --
  Research and Development

Richard H. Troy.......................     1999        180,000     33,750         --            --
  Senior Vice President --                 1998        160,000     62,500     50,000            --
  Corporate Development;                   1997        140,000     25,000     10,000            --
  General Counsel; Secretary

Brian J. Hayden.......................     1999        170,000     33,750         --            --
  Chief Financial Officer;                 1998        155,000     42,500     30,000            --
  Vice President -- Finance;               1997         21,760(2)   15,000    90,785            --
  Treasurer

Lloyd G. Glenn........................     1999        154,380     29,000         --        25,000(1)
  Vice President -- Sales and              1998         78,462(3)   19,615    50,000            --
  Marketing                                1997             --         --         --            --

---------------
(1) Represents relocation expenses.

(2) Brian J. Hayden began serving as Chief Financial Officer and Vice President, Finance in November 1997.

(3) Lloyd G. Glenn began serving as Vice President, Marketing in June 1998. He was promoted to Vice President of Sales and Marketing in March 2000.

EXECUTIVE EMPLOYMENT AGREEMENTS

     In October 1996, the Company entered into an employment agreement with Robert J. Towarnicki providing for initial annual compensation of $175,000 and up to $35,000 as an annual bonus, an option to purchase up to 175,000 shares of the Company's Common Stock at $0.50 per share subject to a four-year vesting schedule, certain relocation expenses and a severance payment equal to six months of salary and vesting of at least 87,500 options in the event of termination without cause.

     In February 1993, the Company entered into an employment agreement with Rifat Pamukcu providing for initial annual compensation of $110,000 and up to $30,000 as an annual bonus, certain relocation expenses and a severance payment equal to nine months of salary in the event of involuntary termination or termination by Dr. Pamukcu for good reason.

     In January 1993, the Company entered into a memorandum of employment with Richard H. Troy providing for initial annual compensation of $110,000, up to $30,000 as an annual bonus, and a severance payment equal to six months of salary and benefits in the event of termination without cause or termination by Mr. Troy for good reason.

     In November 1997, the Company entered into an employment agreement with Brian J. Hayden providing for initial annual compensation of $155,000 and up to 20% of base compensation as an annual bonus, an option to purchase 90,785 shares of Common Stock at $4.75 per share subject to a four year vesting schedule, a sign-on bonus of $15,000, and a severance payment equal to six months of salary and twelve months of health care premiums in the event of termination without cause.

STOCK OPTION GRANTS TO AND EXERCISES BY EXECUTIVE OFFICERS

     The Company grants options to its executive officers and employees under its 1997 Equity Incentive Plan (the "Plan"). During 1999, no stock options were granted to the Chief Executive Officer or to any other executive officer.

     The following table shows for the fiscal year ended December 31, 1999 certain information regarding options exercised by and held at such dates by the Chief Executive Officer and the executive officers of the Company.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                                                                  NUMBER OF          VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS
                                    SHARES                   AT DECEMBER 31, 1999    AT DECEMBER 31, 1999
                                   ACQUIRED       VALUE          EXERCISABLE/            EXERCISABLE/
NAME(1)                           ON EXERCISE    REALIZED      UNEXERCISABLE(1)        UNEXERCISABLE(2)
-------                           -----------    --------    --------------------    --------------------
Robert J. Towarnicki............        --       $    --        84,000/136,000        $379,200/$493,800
Rifat Pamukcu, M.D..............        --            --        116,362/48,638          757,659/128,891
Richard H. Troy.................    10,000        51,800         20,000/30,000            53,000/79,500
Brian J. Hayden.................        --            --         64,487/56,298          274,291/213,742
Lloyd G. Glenn..................        --            --         12,500/37,500            33,125/99,375

---------------
(1) All options are subject to vesting. With respect to options granted prior to August 1997 early exercise is possible, with the unvested portions thereof remaining subject to a repurchase option by the Company.

(2) To date, all options have been granted at exercise prices equal to the fair market value per share of Common Stock, as determined by the Board; the Company's closing stock price at December 31, 1999 was $9.250 per share.

(3) No Executive Officer has sold any shares.

                         COMPENSATION COMMITTEE REPORT

     The Compensation and Stock Option Committee of the Board of Directors determines the compensation of the executive officers of the Company. Pursuant to rules adopted by the Securities and Exchange Commission, the Committee furnishes the following report on executive compensation.

COMPENSATION PHILOSOPHY

     Cell Pathways' executive compensation program seeks to accomplish several major goals:

     - To align the interests of executive officers with the long-term interests of stockholders through participation in the Company's long-term, equity based incentive compensation programs, principally stock options.

     - To motivate executives to achieve key business objectives and to reward them when such objectives are met.

     - To recruit and retain highly qualified executive officers by offering compensation that is competitive with that offered for comparable positions in comparable development stage biotechnology and pharmaceutical companies.

     In reviewing the compensation packages for each executive officer, the Committee reviewed information from published surveys and data provided by corporate advisors. Factors that are considered in determining salary, incentive awards and stock options include but are not limited to: company size; stage of development; and geographic location. The Company competes for executive talent with biotechnology and pharmaceutical companies in the Philadelphia region; the compensation package paid by such companies is a factor in attracting and retaining executive talent.

BASE SALARY

     Base salary represents the fixed component of the executive compensation program. Base salaries of the chief executive officer and senior management are determined by reviewing comparable market base salary compensation, individual performance, relevant experience and demonstrated capabilities in meeting the requirements of the position. The Chief Executive Officer's base salary is determined by the Committee's evaluation of his attainment of stated overall goals and targets for the Company and his individual contribution and performance.

LONG TERM INCENTIVES

     Stock option awards within the approved Company plans are designed to align the long-term interest of the Company's executives with those of its stockholders. Stock options are used as a mechanism to attract executives to the Company and to be competitive with other biotechnology companies in the region. In addition, based on the attainment of corporate goals or individual accomplishments, the Committee may use stock options as a further incentive for the executives.

CASH BONUSES

     The Committee believes that discretionary cash bonuses are important to motivate and reward executive officers. Cash bonuses are based on significant achievements and are not guaranteed. Annual cash bonuses may be awarded to executives based on attainment of Company-wide and individual goals and objectives.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Towarnicki's compensation for 1999 was determined based on his experience in the industry and his accomplishments in 1999. Compensation awarded to Mr. Towarnicki in 1999 was comprised of a base salary and a performance bonus based on near-term accomplishments. Mr. Towarnicki's salary for 1999 was $260,000 which was adjusted on January 1, 2000 to $273,000 to reflect accomplishments made in 1999.

Additionally, Mr. Towarnicki received an incentive bonus of $75,000 related to his significant accomplishments in 1999. The Committee made these adjustments based on the following accomplishments:

     - Filed the Company's first new drug application.

     - Completed a private round of financing which raised approximately $14 million of capital in 1999 and, through the exercise of warrants, an additional $14 million of capital in 2000.

     - Completed a clinical trial in prostate cancer demonstrating positive results.

     - Commenced industry collaboration with Aventis for combination clinical work with Aptosyn(TM) and Taxotere(R), and made significant progress in additional collaborations with Roche and Lilly which were finalized in the first quarter of 2000.

     - Established contracts with third parties for the sales and distribution of Aptosyn(TM), upon approval.

     - Completed a human safety trial of the Company's second compound, CP 461.

     - Conducted fiscal operations in 1999 on budget.

                                          Compensation and Stock Option
                                          Committee

                                          William A. Boeger
                                          John J. Gibbons
                                          Judith A. Hemberger
                                          Bruce R. Ross

                      COMMON STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Company's Common Stock from the commencement of public trading on November 4, 1998 through December 31, 1999 with the cumulative total return of the NASDAQ Stock Market -- U.S. Index and the NASDAQ Pharmaceuticals Index. The graph assumes a $100 investment made at the beginning of the period and reinvestment of all dividends. The comparisons depicted in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                                                        NASDAQ US            NASDAQ PHARMACEUTICALS               CLPA
                                                        ---------            ----------------------               ----
11/4/98                                                  100.00                      100.00                      100.00
12/31/98                                                 121.00                      119.90                      134.40
3/31/99                                                  135.60                      131.60                       45.40
6/30/99                                                  148.30                      134.00                       70.60
9/30/99                                                  151.90                      153.10                       58.80
12/31/99                                                 223.80                      223.10                       56.50

        PROPOSAL 2: APPROVAL OF AMENDMENT TO 1997 EQUITY INCENTIVE PLAN

     The Company's stock option plan for officers, employees and consultants (the "Plan") was first adopted by the Board of Directors and approved by the stockholders in 1993. The Plan was last amended by the directors and stockholders in 1997, at which time it was renamed the Cell Pathways Inc. 1997 Equity Incentive Plan.

     The Plan authorizes a total of 2,350,000 shares of Common Stock to be made the subject of awards under the Plan, including all awards since its inception in 1993. From inception of the Plan in 1993 through the date hereof, options have been granted in respect of 2,250,121 shares, options have been exercised in respect of 585,875 shares, options have been cancelled in respect of 95,650 shares, and options are outstanding in respect of 1,517,096 shares. Only 195,529 shares remain available for stock option grants under the Plan.

PROPOSED AMENDMENT TO THE PLAN

     On February 23, 2000, the Board of Directors voted unanimously to amend the Plan to authorize a further 3,250,000 shares for future possible awards under the Plan, increasing the total authorized amount to 5,600,000 shares, including all awards since inception of the Plan. The stockholders of the Company are being asked at this meeting to approve this amendment.

     The increase in the number of shares authorized for award under the Plan is being proposed because the shares currently available for issuance under the Plan are becoming depleted and are not sufficient to accommodate the needs of the Company as it prepares for growth. In accordance with the Company's compensation philosophy, stock options have been awarded to all of its employees. Additional stock option grants have been made either on a periodic basis or to recognize performance or promotion. The Company is currently preparing to expand from its historic focus on research and development to include commercialization activities. This may require the recruitment of significant additional personnel, many in disciplines which are new to the Company. Recruitment of key employees with developed expertise may, in many cases, require substantial stock options as part of the compensation package. Accordingly, the Board of Directors has voted unanimously to amend the Plan, subject to stockholder approval, to increase the number of shares authorized for awards under the Plan by an additional 3,250,000 shares in order to cover the growing needs of the Company for the next several years.

     No grant of options to any current officer or employee of the Company is pending or has been committed or allocated. Awards of stock options to non-employee members of the Board of Directors are covered under the automatic provisions of the separate Directors' Plan.

GENERAL DESCRIPTION OF THE PLAN

     The principal features of the Plan are summarized below. This summary is qualified in its entirety by reference to the Plan itself. The text of the Plan is on file with the Securities and Exchange Commission and is available from the Commission's EDGAR database over the internet. A copy of the Plan may be obtained by writing to the Secretary of the Company.

     The Plan authorizes the Company to grant to eligible employees, directors and consultants of the Company, as determined by the Board of Directors or a Board committee, options to purchase shares of the Company's Common Stock. The Plan provides for the grant of incentive stock options ("ISO"), as defined under the Internal Revenue Code of 1986, as amended (the "Code"), to employees, and for the grant of nonstatutory stock options ("NSO"), restricted stock purchase awards, stock appreciation rights and stock bonuses to employees, directors and consultants of the Company. The Board of Directors, or a committee appointed by the Board (currently the Compensation and Stock Option Committee), administers the Plan and determines recipients and types of awards to be granted, including the exercise price, number of shares subject to the award and the exercisability thereof.

     The terms of stock options granted under the Plan may not exceed 10 years. The exercise price of options granted under the Plan is not less than 100% of the fair market value of the stock. Options granted under the Plan vest at the rate specified in the option agreement. Ratable vesting over four years has been customary for employees and officers, and ratable vesting over three years has been customary for members of the Scientific Advisory Board.

     Generally, no stock option may be transferred by the optionee other than by will or the laws of descent or distribution, provided that an optionee may designate a beneficiary who may exercise the option following the optionee's death. An optionee whose relationship with the Company or any affiliate ceases for any reason may exercise vested options for a term provided in the option agreement. No ISO may be granted to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five
(5) years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which ISO's are exercisable for the first time by an optionee during any calendar year may not exceed $100,000.

     Shares subject to stock awards that have expired or otherwise terminated without having been exercised in full again become available for the grant of awards under the Plan. Restricted stock purchase awards granted under the Plan may be granted pursuant to a repurchase option in favor of the Company in accordance with a vesting schedule and at a price determined by the Compensation and Stock Option Committee (or Board); no such awards have been made. Stock bonuses may be awarded in consideration of past services without a purchase payment; no stock bonuses have been awarded under the Plan, although stock bonuses were awarded in 1996, prior to amendment of the Plan, in order to recognize performance in 1993-95. Rights under a stock bonus or restricted stock bonus agreement generally may not be transferred other than by will or the laws of descent and distribution during such period as the stock awarded pursuant to such an agreement remains subject to the agreement. Upon certain changes in control of the Company, all outstanding awards under the Plan shall have the time at which they may be exercised in full be accelerated and the awards terminated if not exercised prior to such change in control. In some instances the Company is required to make a cash payment in settlement of accelerated, but unexercised options that have terminated due to the change in control.

FEDERAL TAX CONSEQUENCES

     The federal income tax consequences of the issuance and exercise of stock options are, in general, as follows. At the time of receiving a stock option, the optionee experiences no taxable income and the Company receives no tax deduction. When an optionee exercises an ISO, the optionee usually will not be subject to tax on such exercise, except for the possible imposition of the alternative minimum tax on the difference between the exercise price and the higher fair market value of the stock at the time of exercise. The Company receives no tax deduction upon such exercise. When an optionee exercises a NSO, the optionee generally will be taxed at ordinary income rates on the difference between the exercise price of the option and the higher fair market value of the stock on the date of exercise. The Company receives a tax deduction equivalent to the income recognized by the optionee. Upon sale of stock acquired upon exercise of a NSO, the gain, if any, experienced by the optionee is considered capital gain; this gain is taxed at the lower long-term rates or the higher short-term rates depending upon how long the stock has been held. The Company receives no tax deduction upon such sale. Upon sale of stock acquired upon exercise of an ISO, the possible tax consequences are more complicated. If the sale is more than two years after the grant of the option and more than one year after the exercise of the option, then the optionee's gain, if any, is treated as capital gain, and the Company receives no tax deduction. However, if the sale occurs within either one year of exercise or two years of receipt of the ISO, then the optionee experiences ordinary income on the difference between the exercise price and the lesser of (i) the "spread" on the day of exercise and
(ii) the "spread" on the day of sale, and experiences capital gain on any amount in excess thereof, while the Company receives a tax deduction in the amount of the ordinary income recognized by the optionee.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors unanimously recommends a vote FOR the approval of the amendment to the 1997 Equity Incentive Plan. The affirmative vote of a majority of eligible votes cast, excluding abstentions and broker non-votes, is required for approval of the amendment.

       PROPOSAL 3: ADOPTION OF AMENDMENT TO CERTIFICATE OF INCORPORATION

     Under the Company's Certificate of Incorporation, the total number of shares of all classes of stock that the Company has authority to issue is 75,000,000, of which 70,000,000 are shares of Common Stock (par value $.01 per share) and 5,000,000 are shares of Preferred Stock (par value $.01 per share).

PROPOSED AMENDMENT

     At its meeting on February 23, 2000, the Board of Directors voted unanimously to amend Article IV of the Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance to 150,000,000, to increase the number of shares of Preferred Stock authorized for issuance to 10,000,000, and to increase the total authorized number of shares of stock to 160,000,000. The stockholders are being asked at this meeting to adopt this amendment.

     The primary purpose of the proposed amendment is to permit future possible stock splits, if such were to be in the best interest of the stockholders and if market conditions warrant. The Company has approximately 30,000,000 shares of Common Stock outstanding or subject to issuance under outstanding stock options and warrants. With 70,000,000 shares of Common Stock authorized, the Company could achieve only one two-for-one stock split. The Board of Directors believes that it would be in the best interest of the stockholders if the Company were able to accommodate more frequent and/or larger stock splits in the event that circumstances should warrant. Therefore, the Board of Directors has found it advisable to ask the stockholders at the Annual Meeting to adopt an amendment to the Certificate of Incorporation increasing the authorized number of shares of Common Stock from 70,000,000 to 150,000,000. The increase in the number of authorized shares of Preferred Stock from 5,000,000 to 10,000,000 is intended to parallel the increase in the authorized number of shares of Common Stock.

     As a general matter, shares of authorized stock of any class may be issued by a company in a financing or an acquisition without further approval by the stockholders. CPI has no present plans to issue stock in an acquisition and, while CPI periodically issues stock in financings to sustain its operations, it does not seek the presently proposed increase in authorized stock for this purpose. The primary purpose of the proposed increase in the amount of authorized stock is to facilitate future possible stock splits if and when Company developments occasion stock price appreciation which would warrant such split(s). Developments subsequent to the date of this Proxy Statement could cause Company plans to change. Further, there can be no assurance that the market price of the Company's Common Stock will experience sufficient appreciation to warrant one or more stock splits.

DISCUSSION OF GENERAL MATTERS

     As a general matter, authorized shares of stock available for issuance by the Company might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the holders of the Company. The ability of the Board of Directors to issue shares of stock -- whether of Common Stock or Preferred Stock -- could enhance the Board's ability to negotiate on behalf of the stockholders in a takeover situation and also could be used by the Board to make a change in control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The Board could authorize the issuance of shares of Preferred Stock with terms and conditions which could discourage a takeover or other transaction that holders of some or a majority of shares of Common Stock might believe to be in their best interests or in which such holders might receive a premium for their shares of stock over the then-market price of such shares.

     As of the date hereof, no shares of the Company's Preferred Stock are outstanding and the Board has no present intention to issue any shares of Preferred Stock. Pursuant to the Stockholder Rights Plan adopted by the Board of Directors in 1998, 600,000 shares of Preferred Stock have been reserved for issuance as Series A Junior Participating Preferred Stock in the event of an unsolicited takeover attempt which is found by the Board of Directors not to be in the best interest of the stockholders.

     As proposed to be amended, Article IV of the Certificate of Incorporation would read as follows:

        "The Corporation shall be authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the Corporation shall be authorized to issue is one hundred sixty million (160,000,000) shares. One hundred fifty million (150,000,000) shares shall be Common Stock, each having a par value of One Cent ($.01). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of One Cent ($.01)."

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors unanimously recommends a vote FOR the adoption of the proposed amendment to the Certificate of Incorporation. The affirmative vote of a majority of the outstanding stock entitled to vote is required for adoption of the amendment.

         PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The firm of Arthur Andersen LLP, independent accountants, has audited the Company's accounts since the inception of the Company. The Audit Committee of the Board of Directors has selected Arthur Andersen to audit the financial statements of the Company for the year 2000. Representatives of Arthur Andersen have been invited to attend the Annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     Ratification of the selection of Arthur Andersen LLP to audit the financial statements of the Company for the year 2000 requires the affirmative vote of a majority of the votes cast, excluding abstentions. If the stockholders determine not to ratify the selection of Arthur Andersen LLP, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may select a different firm of independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors unanimously recommends a vote FOR ratification of Arthur Andersen LLP as independent auditors for the year 2000.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business which will come before the meeting. If any other matters shall properly come before the meeting, your authorized proxies will vote on such matters in accordance with their best judgement on such matters.

     The Bylaws of the Company provide that no business may be conducted at an annual meeting unless properly brought before the meeting. For business to be properly brought before an annual meeting, it must be specified in the notice of meeting, be otherwise brought before the meeting by or at the direction of the Board of Directors, or be otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing which must be received by the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the sixtieth (60th), and not earlier than the close of business on the ninetieth
(90th), day prior to the anniversary of the preceding year's annual meeting, which would mean between March 2 and April 1, 2001, subject to adjustment if the meeting date is substantially changed from the date in 2000. The stockholder's notice to the Secretary must set forth with respect to each proposed matter a brief description of the matter, the reasons for conducting the business at an annual meeting, the name and address of the proposing stockholder as they appear on the books of the Company, the number of shares beneficially owned by the proposing stockholder, any material interest of the stockholder in the matter proposed, and any other information required to be provided pursuant to Regulation 14A under the Securities Exchange Act of 1934. The chairman of an annual meeting shall determine whether proposed business is properly brought before the meeting. If the Company has not received notice of a matter prior to the close of business on the sixtieth day prior to an annual meeting, proxies received by the Company with respect to such annual meeting may, and unless otherwise directed, confer discretionary voting with respect to such matter.

                             COSTS OF SOLICITATION

     The Company will pay the costs of soliciting proxies, including printing, handling and mailing of this Proxy Statement, the proxy and related material furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, custodians, nominees and fiduciaries holding shares of Common Stock in their names which are beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding proxy material to the beneficial owners. The Company has retained the firm of Georgeson Shareholder Communications Inc. to assist in proxy solicitation and anticipates the cost thereof to be approximately $8,500 plus reasonable out-of-pocket expenses. Certain officers, directors and regular employees of the Company may solicit proxies by telephone, telegraph, facsimile or in person. These persons will receive no extra compensation for their services.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2001 annual meeting of Stockholders must be received by the Secretary of the Company no later than December 20, 2000 in order to be included in the Company's proxy statement and form of proxy relating to that meeting.

                                          By Order of the Board of Directors,

                                          Richard H. Troy
                                          Secretary

Horsham, Pennsylvania
April 18, 2000

Certain statements made in this Proxy Statement, and oral statements made with respect to this Proxy Statement, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are those which express plan, anticipation, intent, contingency or future development and/or otherwise are not statements of historical fact. These statements are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. Such risks and uncertainties relate to, among other factors, the absence of approved products; history of operating losses; early stage of development; the costs, delays and uncertainties inherent in basic pharmaceutical research, drug development, clinical trials and the regulatory approval process, with respect to both the Company's current product candidates and its future product candidates, if any; dependence on development of Aptosyn(TM) (exisulind); the limitations on, or absence of, the predictive value of data obtained in laboratory tests, animal models and human clinical trials when planning additional steps in product development; the uncertainty of obtaining regulatory approval, including uncertainty of approval of the New Drug Application submitted for Aptosyn(TM) (exisulind) for familial adenomatous polyposis (a rare disease that puts those afflicted at high risk of developing colon cancer), whether in connection with the adequacy of the data generated in the clinical trials of Aptosyn(TM) (exisulind) or otherwise; the uncertainty of the effect of product approval, if achieved, on market price of the Common Stock; the timing and scope of any approval which might be received for any compound for any indication in the future; acceptance by providers of healthcare reimbursement; the validity, scope and enforceability of patents; the actions of competitors; dependence upon third parties; product liability; and the need for further financing. These and other risks are detailed in the Company's reports filed from time to time under the Securities Act of 1933 and/or the Securities Exchange Act of 1934, including the sections entitled "Business," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Other Events" in the Company's reports on Form 10-K for the year ended December 31, 1999, Form 10-Q for each of the first three quarters of 2000, Form 8-K for the month of August 1999, and Form S-3 filed in December 1999. Given these uncertainties, current and prospective investors are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. The Company undertakes no obligation to update or revise the statements made herein or the factors which may relate thereto.

[CELL PATHWAYS, INC. LETTERHEAD]



Date: April 7, 2000


Securities and Exchange Commission
450 Fifth Street, NW
Judiciary Plaza
Washington, D.C. 20549

Re:   Cell Pathways, Inc.
      Commission File No. 00024889
      IRS Employer No. 23-2969600


Dear Ladies and Gentlemen:

Pursuant to Rule 14a-6 we are hereby filing our preliminary proxy statement and form of proxy 10 calendar days prior to the date the definitive copies of such materials are first to be sent to the securities holders. On April 17, 2000, the Company intends to print the definitive proxy statement and form of proxy for release to security holders on Tuesday, April 18, 2000.

Pursuant to Item 10 of Schedule 14a, the Company is hereby filing as an appendix to the proxy statement the amended 1997 Equity Incentive Plan ("Plan"). The Plan is not part of the proxy statement and will not be furnished to security holders. The options and shares contemplated by the amendment to the Plan will be covered by an amendment to the existing registration statement on Form S-8 filed and effective on November 3, 1998, SEC File No. 333-66701, after approval of the amendment by the stockholders.

Very truly yours,

/s/ Brian J. Hayden

Brian J. Hayden
Vice President of Finance and Chief Financial Officer

                               CELL PATHWAYS, INC.

                           1997 EQUITY INCENTIVE PLAN

                           ADOPTED SEPTEMBER 13, 1993
                      AMENDED AND RESTATED OCTOBER 14, 1997
                            AMENDED FEBRUARY 23, 2000


1.       PURPOSES.

         (a) The Cell Pathways, Inc. 1993 Stock Option Plan was originally adopted by the Board of Directors of Cell Pathways, Inc., a Delaware corporation (the "Company") in 1993 and approved by the stockholders in 1994; was amended by the Board of Directors and approved by the stockholders in 1996; was continued, amended and restated with the name "Cell Pathways, Inc. 1997 Equity Incentive Plan" (the "Plan") by actions of the Board of Directors and stockholders in 1997; was further amended by the Board of Directors on February 23, 2000; and is being submitted to the stockholders for approval at the Annual Meeting of Stockholders on May 31, 2000. The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) Incentive Stock Options,
(ii) Nonstatutory Stock Options, (iii) stock bonuses, (iv) rights to purchase restricted stock, and (v) stock appreciation rights, all as defined below.

         (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

         (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof, or (iii) stock appreciation rights granted pursuant to Section 8 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.       DEFINITIONS.

         (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

         (b) "BOARD" means the Board of Directors of the Company.

         (c) "CODE" means the Internal Revenue Code of 1986, as amended.


                                       1.

         (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

         (e) "COMPANY" means Cell Pathways, Inc., a Delaware corporation.

         (f) "CONCURRENT STOCK APPRECIATION RIGHT" or "CONCURRENT RIGHT" means a right granted pursuant to subsection 8(b)(2) of the Plan.

         (g) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

         (h) "CONTINUOUS SERVICE" means that the service of an individual to the Company, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Board or the chief executive officer of the Company may determine, in that party's sole discretion, whether Continuous Service shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the chief executive officer of the Company, including sick leave, military leave, or any other personal leave; or (ii) transfers between the Company, Affiliates or their successors.

         (i) "COVERED EMPLOYEE" means the chief executive officer and the four
(4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

         (j) "DIRECTOR" means a member of the Board.

         (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

         (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (m) "FAIR MARKET VALUE" means, as of any date, the value of the common stock of the Company determined as follows:

             (1) If the common stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest

                                       2.

volume of trading in the Company's common stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

             (2) In the absence of such markets for the common stock, the Fair Market Value shall be determined in good faith by the Board.

         (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

         (o) "INDEPENDENT STOCK APPRECIATION RIGHT" or "INDEPENDENT RIGHT" means a right granted pursuant to subsection 8(b)(3) of the Plan.

         (p) "LISTING DATE" means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange, or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

         (q) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

         (r) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

         (s) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (t) "OPTION" means a stock option granted pursuant to the Plan.

         (u) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

         (v) "OPTIONEE" means a person to whom an Option is granted pursuant to the Plan or, if


                                       3.

applicable, such other person who holds an outstanding Option.

         (w) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

         (x) "PLAN" means this 1997 Equity Incentive Plan.

         (y) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect with respect to the Company at the time discretion is being exercised regarding the Plan.

         (z) "SECURITIES ACT" means the Securities Act of 1933, as amended.

         (aa) "STOCK APPRECIATION RIGHT" means any of the various types of rights which may be granted under Section 8 of the Plan.

         (bb) "STOCK AWARD" means any right granted under the Plan, including any Option, any stock bonus, any right to purchase restricted stock, and any Stock Appreciation Right.

         (cc) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

         (dd) "TANDEM STOCK APPRECIATION RIGHT" or "TANDEM RIGHT" means a right granted pursuant to subsection 8(b)(1) of the Plan.

3.       ADMINISTRATION.

         (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

         (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock


                                       4.

Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, a Stock Appreciation Right, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an Independent Stock Appreciation Right; and the number of shares with respect to which a Stock Award shall be granted to each such person.

             (2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

             (3) To amend the Plan or a Stock Award as provided in Section 14.

             (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

         (c) The Board may delegate administration of the Plan to a committee of the Board composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Additionally, prior to the Listing Date, and notwithstanding anything to the contrary contained herein, the Board may delegate administration of the Plan to a committee of one or more members of the Board and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who
(1) are not then subject to Section 16 of the Exchange Act and/or (2) are either
(i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.


                                       5.

4.       SHARES SUBJECT TO THE PLAN.

         (a) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards under the Plan shall not exceed in the aggregate five Million Six Hundred Thousand (5,600,000) shares of the Company's common stock, such shares to be calculated in accordance with the provisions of the Plan and from the date of commencement of the Plan in 1993. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. Shares subject to Stock Appreciation Rights exercised in accordance with Section 8 of the Plan shall not be available for subsequent issuance under the Plan.

         (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.       ELIGIBILITY.

         (a) Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Stock Awards other than Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees, Directors or Consultants.

         (b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and such Option is not exercisable after the expiration of five (5) years from the date of grant.

         (c) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options and Stock Appreciation Rights covering more than one million five hundred thousand (1,500,000) shares of the Company's common stock in any calendar year. This subsection 5(c) shall not apply prior to the Listing Date and, following the Listing Date, shall not apply until (i) the earliest of: (A) the first material modification of the Plan (including any increase to the number of shares reserved for issuance under the Plan in accordance with Section 4); (B) the issuance of all of the shares of common stock reserved for issuance under the Plan; (C) the expiration of the Plan; or (D) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under section 12 of the Exchange Act; or (ii) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.


                                       6.

6.       OPTION PROVISIONS.

         Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

         (a) TERM. No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.

         (b) PRICE. The exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

         (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment arrangement, except that payment of the common stock's "par value" (as defined in the Delaware General Corporation Law) shall not be made by deferred payment, or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

         In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

         (d) TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option shall only be transferable by the Optionee upon such terms and conditions as are set forth in the Option Agreement for such Nonstatutory Stock Option, as the Board or the Committee shall determine in its discretion. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.


                                       7.

         (e) VESTING. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

         (f) TERMINATION OF CONTINUOUS SERVICES. In the event an Optionee's Continuous Service terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it as of the date of termination) within such period of time specified in the Option Agreement, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

         An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Service (other than upon the Optionee's death or disability) would result in liability under
Section 16(b) of the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b) of the Exchange Act. Finally, an Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Service (other than upon the Optionee's death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f), or (ii) the expiration of a period of three
(3) months after the termination of the Optionee's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

         (g) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Service terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it as of the date of termination), but only within such


                                       8.

period of time specified in the Option Agreement, or the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

         (h) DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within a period specified in the Option Agreement after the termination of, the Optionee's Continuous Service, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option as of the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period specified in the Option Agreement, or the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

         (i) EARLY EXERCISE. The Option Agreement may, but need not, include a provision whereby the Optionee may elect at any time during Continuous Service to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

         (j) RE-LOAD OPTIONS. Without in any way limiting the authority of the Board or Committee to make or not to make grants of Options hereunder, the Board or Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a "Re-Load Option") in the event the Optionee exercises the Option evidenced by such an Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option which is an Incentive Stock Option and which is granted to a 10% stockholder (as described in subsection 5(b)),


                                       9.

shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Re-Load Option on the date of exercise of the original Option and shall have a term which is no longer than five (5) years.

         Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board or Committee may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 12(e) of the Plan and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and the limits on the grants of Options under subsection 5(c) and shall be subject to such other terms and conditions as the Board or Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.       TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

         Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

         (a) PURCHASE PRICE. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such Stock Award Agreement. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

         (b) TRANSFERABILITY. Rights under a stock bonus or restricted stock purchase agreement shall be transferable by the grantee only upon such terms and conditions as are set forth in the applicable Stock Award Agreement, as the Board or the Committee shall determine in its discretion, so long as stock awarded under such Stock Award Agreement remains subject to the terms of the agreement.

         (c) CONSIDERATION. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment arrangement, except that payment of the common stock's "par value" (as defined in the Delaware General Corporation Law) shall not be


                                      10.

made by deferred payment, or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in its discretion. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

         (d) VESTING. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

         (e) TERMINATION OF CONTINUOUS SERVICE. In the event a Participant's Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

8.       STOCK APPRECIATION RIGHTS.

         (a) The Board or Committee shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights under the Plan to Employees or Directors of or Consultants to, the Company or its Affiliates. To exercise any outstanding Stock Appreciation Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. Except as provided in subsection 5(c), no limitation shall exist on the aggregate amount of cash payments the Company may make under the Plan in connection with the exercise of a Stock Appreciation Right.

         (b) Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:

             (1) TANDEM STOCK APPRECIATION RIGHTS. Tandem Stock Appreciation Rights will be granted appurtenant to an Option, and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. Tandem Stock Appreciation Rights will require the holder to elect between the exercise of the underlying Option for shares of stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of (A) the Fair Market Value (on the date of the Option surrender) of the number of shares of stock covered by that portion of the surrendered Option in which the Optionee is vested over (B) the aggregate exercise price payable for such vested shares.

             (2) CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent Rights will be


                                      11.

granted appurtenant to an Option and may apply to all or any portion of the shares of stock subject to the underlying Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as shall be determined by the Board or the Committee at the time of the grant of the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (B) the aggregate exercise price paid for such shares.

             (3) INDEPENDENT STOCK APPRECIATION RIGHTS. Independent Rights will be granted independently of any Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to Nonstatutory Stock Options as set forth in Section 6. They shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (B) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Independent Right.


                                      12.

9.       CANCELLATION AND RE-GRANT OF OPTIONS.

         (a) The Board or the Committee shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options and/or any Stock Appreciation Rights under the Plan and/or (ii) with the consent of the affected holders of Options and/or Stock Appreciation Rights, the cancellation of any outstanding Options and/or any Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Options and/or Stock Appreciation Rights under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than the Fair Market Value or, in the case of a 10% stockholder (as described in subsection 5(b)) receiving a new grant of an Incentive Stock Option, not less than one hundred ten percent (110%) of the Fair Market Value) per share of stock on the new grant date. Notwithstanding the foregoing, the Board or the Committee may grant an Option and/or Stock Appreciation Right with an exercise price lower than that set forth above if such Option and/or Stock Appreciation Right is granted as part of a transaction to which section 424(a) of the Code applies.

         (b) Shares subject to an Option or Stock Appreciation Right canceled under this Section 9 shall continue to be counted against the maximum award of Options and Stock Appreciation Rights permitted to be granted pursuant to subsection 5(c) of the Plan. The repricing of an Option and/or Stock Appreciation Right under this Section 9, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and/or Stock Appreciation Right and the grant of a substitute Option and/or Stock Appreciation Right; in the event of such repricing, both the original and the substituted Options and Stock Appreciation Rights shall be counted against the maximum awards of Options and Stock Appreciation Rights permitted to be granted pursuant to subsection 5(c) of the Plan. The provisions of this subsection 9(b) shall be applicable only to the extent required by Section 162(m) of the Code.

10.      COVENANTS OF THE COMPANY.

         (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Stock Award; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.


                                      13.

11.      USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

12.      MISCELLANEOUS.

         (a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest pursuant to subsection 6(e), 7(d) or 8(b), notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

         (b) Neither an Employee, Director or Consultant nor any person to whom a Stock Award is transferred under subsection 6(d), 7(b), or 8(b) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

         (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Director, Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without cause the right of the Company's Board of Directors and/or the Company's stockholders to remove any Director as provided in the Company's By-Laws and the provisions of the Delaware General Corporation Law California Corporations Code, or the right to terminate the relationship of any Consultant subject to the terms of such Consultant's agreement with the Company or Affiliate of the Company.

         (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

         (e) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred pursuant to subsection 6(d), 7(b) or 8(b), as a condition of exercising or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising


                                      14.

the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

         (f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or
(3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

13.      ADJUSTMENTS UPON CHANGES IN STOCK.

         (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the type(s) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person during any calendar year pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the type(s) and number of securities and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company".)

         (b) If at any time while unexercised Options remain outstanding under this Plan (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company, any person acquiring securities from the Company solely pursuant to written agreement with the Company, or any corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company, is or


                                      15.

becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities,
(b) during any period of two consecutive years commencing the day after the first election of directors following termination of the stockholder voting provisions of the Company's Stockholders' Agreement dated as of December 10, 1992, as amended, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (a) (c) or (d) of this Section 13(b)) whose election by the board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof, (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (each of (a), (b), (c) and (d) an "Acceleration Event"), then each outstanding Option that has not theretofore become vested and/or exercisable according to its terms shall become vested and/or exercisable. Upon the occurrence of an Acceleration Event, the Committee shall provide for cancellation of the unexercised portions of all Options outstanding as of the Cancellation Date; provided, however, that if an Option has been held for less than six months, then for purposes of such cancellation the Acceleration Event and/or Cancellation Date shall be restricted in such manner as the Committee may determine necessary to comply with the conditions and requirements of Rule 16b-3. "Cancellation Date" shall mean (i) the 60th day following the occurrence of any Acceleration Event described in clause (a) or (b) of the first sentence hereof, and (ii) the closing of any merger, consolidation, liquidation or sale of assets stockholder approval of which constituted an Acceleration Event under clause (c) or (d) of the first sentence hereof. Upon cancellation of any Option pursuant to this Section 13(b) following an Acceleration Event under clause (a),
(b) or (d) of the first sentence hereof, the Company shall make, and upon cancellation of any Option pursuant to this Section 13(b) following an Acceleration Event under clause (c) of the first sentence hereof, the Company may make, in exchange therefor, a cash payment under such Option in an amount equal to the product of the number of shares covered by the unexercised portion of the Option multiplied by the difference between the per share exercise price of such Option and (i) in the case of a transaction described in clause (a) or
(b) of the first sentence hereof, the highest Fair Market Value of such share at any time during the 60-day period immediately preceding the Cancellation Date, and (ii) in the case of a transaction described in clause (c) or (d) of the first sentence hereof, the Fair Market Value of such share on the


                                      16.

Cancellation Date. The instrument evidencing any Option may also provide for acceleration of otherwise unexercisable portions of any Option upon other specified events or occurrences as the Committee shall determine, such as involuntary terminations of the Optionee's employment following certain changes in the control of the Company.

14.      AMENDMENT OF THE PLAN AND STOCK AWARDS.

         (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

             (i) Increase the number of shares reserved for Stock Awards under the Plan;

             (ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

             (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b 3.

         (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

         (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

         (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless
(i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

         (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall


                                      17.

not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

15.      TERMINATION OR SUSPENSION OF THE PLAN.

         (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on October 12, 2007, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the person to whom the Stock Award was granted.

16.      EFFECTIVE DATE OF PLAN.

         The Plan shall become effective as determined by the Board, but no Stock Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.


                                      18.

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                               CELL PATHWAYS,INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 31,2000

  The undersigned stockholder of Cell Pathways, Inc., a Delaware corporation ("CPI"), hereby acknowledges receipt of the Notice of the 2000 Annual Meeting of Stockholders and Proxy Statement of CPI, and hereby appoints Robert J. Towarnicki, Brian J. Hayden and Richard H. Troy, and each of them, proxies and attorneys-in-fact, with full power of substitution to each, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of CPI, to be held at the Four Seasons Hotel, One Logan Square, 18th Street and Benjamin Franklin Parkway, Philadelphia, Pennsylvania, on May 31, 2000, at 10:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, and to vote all shares of common stock which the undersigned may be entitled to vote if then and there personally present, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Proposal 1:
   Election of Directors:

          FOR                  WITHHOLD              FOR ALL
          ALL                  FOR ALL               NOMINEES
        NOMINEES               NOMINEES              EXCEPT
         [   ]                  [   ]                 [   ]

   WILLIAM A.BOEGER           JOHN J.GIBBONS          LOUIS M.WEINER,M.D.

INSTRUCTION:TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL NOMINEES EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

-------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

Proposal 2:
  Amendment to the 1997 Equity Incentive Plan to increase the authorized number of shares.

          FOR                   AGAINST               ABSTAIN
         [   ]                   [   ]                 [   ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL LISTED ABOVE.

Proposal 3:
  Amendment to the Certificate of Incorporation to increase the authorized number of shares of capital stock.

          FOR                   AGAINST               ABSTAIN
         [   ]                   [   ]                 [   ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL LISTED ABOVE.

Proposal 4:
  Selection of Arthur Anderson LLP as Auditors for 2000.

          FOR                   AGAINST               ABSTAIN
         [   ]                   [   ]                 [   ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL LISTED ABOVE.

  UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. IF ANY OTHER MATTERS SHOULD PROPERLY COME BEFORE THE CPI ANNUAL MEETING, THIS PROXY WILL BE VOTED WITH RESPECT TO SUCH MATTERS IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS VOTING SUCH PROXIES.

Please be sure to sign and date this Proxy in the box below.

                                              Date
                                                   -------------

------------------------------     ------------------------------
  Stockholder sign above           Co-holder (if any) sign above

-------------------------------------------------------------------------------
  - Detach above card,sign,date and mail in postage paid envelope provided. -

                               CELL PATHWAYS,INC.

  Signature should be exactly as your name(s) appear on proxy.If stock is held jointly, each holder should sign.If signing as attorney, executor, administrator, trustee or guardian, please give full title.

                               PLEASE ACT PROMPTLY
                      SIGN, DATE & MAIL YOUR PROXY CARD TODAY